UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

See Item 8.01 for a detailed explanation. Neonode Inc. is filing this Form 8-K solely to replace the financial statements set forth in Annex F to the Schedule 14A definitive proxy statement filed on July 3, 2007.

Item 8.01. Other Events.

Revised Financial Statements

The purpose for this filing is to replace the Neonode Inc financial statements and auditor opinion for the twelve months ended December 31, 2006 and 2005 and for the ten months ended December 31, 2004 that were included as Annex F to the Schedule 14A definitive proxy statement filed on July 3, 2007. The previously filed financial statements have been amended to include a subsequent events footnote that provides disclosure related to the merger and debt conversion to equity transactions and the effect they would have had on the December 31, 2006 net loss and loss per share. This filing also includes a revised opinion of our Independent Registered Public Accounting Firm, Öhrlings PricewaterhouseCoopers AB that encompasses the additional work to expand their opinion to cover the period through the date of this filing.

This additional disclosure is for informational purposes only and has no impact on the results of operations of the Company. The Company continues to meet the published listing requirements established by the NASDAQ Stock Exchange.

Item 9.01. Financial Statements and Exhibits.

7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Consolidated audited financial statements of Neonode Inc. as of and for the twelve months ended December 31, 2006 and 2005 and for the ten months ended December 31, 2004 and Report of our Independent Registered Public Accounting Firm, therein.

Exhibit Number	Description
99.1
Consolidated audited financial statements of Neonode Inc. as of and for the twelve months ended December 31, 2006 and 2005 and for the ten months ended December 31, 2004 and Report of our Independent Registered Public Accounting Firm, therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 15, 2007

Neonode Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1
Consolidated audited financial statements of Neonode Inc. as of and for the twelve months ended December 31, 2006 and 2005 and for the ten months ended December 31, 2004 and Report of our Independent Registered Public Accounting Firm, therein.